EX-99.(q)(2)

GOLDMAN SACHS VARIABLE INSURANCE TRUST

Power of Attorney

Know All Persons By These Presents, that the undersigned constitutes and appoints James A. McNamara, Caroline L. Kraus, Joseph F. DiMaria and Robert Griffith, jointly and severally, and each of them, his true and lawful attorneys-in-fact and agents, until the earlier of his or her resignation or removal as an officer of Goldman Sachs Variable Insurance Trust (the “Trust”), each with power and authority of substitution and resubstitution, for him or her in any and all capacities to sign the Registration Statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of the Trust and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other instruments or documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

WITNESS our hands on the date(s) set forth below.

Name	Title	Date

/s/ Brian J. Wildman	Trustee	April 22, 2026
Brian J. Wildman